Exhibit 99.1

Niska Gas Storage Partners LLC Announces Second Quarter Results for Fiscal 2016

RADNOR, PENNSYLVANIA — November 5, 2015 - Niska Gas Storage Partners LLC (NYSE:NKA) (“Niska” or “the Company”) reported today its financial results for the quarter and six months ended September 30, 2015.

Financial Results

Niska’s Adjusted EBITDA (as defined below) for the quarter ended September 30, 2015 was $2.5 million, compared to $2.8 million for the quarter ended September 30, 2014.  Adjusted EBITDA was $3.5 million for the six months ended September 30, 2015, compared to $38.6 million for the six months ended September 30, 2014.  Niska’s Cash Available for Distribution (as defined below) was negative $10.2 million for the quarter ended September 30, 2015 compared to negative $10.4 million in the quarter ended September 30, 2014.  Cash Available for Distribution was negative $21.4 million for the six months ended September 30, 2015, compared to positive $13.6 million for the six months ended September 30, 2014.

Adjusted EBITDA and Cash Available for Distribution for the quarter and six months ended September 30, 2015 include benefits from previous inventory write-downs of $12.5 million and $35.2 million, respectively, compared to $nil and $4.4 million for the quarter and six months ended September 30, 2014, respectively.  Results for the six months ended September 30, 2014 include the previously disclosed one-time recognition of $26.0 million in revenues related to the termination and renegotiation of a long-term contract with TransCanada Gas Storage Partnership, Niska’s largest volumetric customer.

Niska’s net loss for the quarter ended September 30, 2015 was $19.6 million ($0.51 per common unit), compared to a net loss of $28.8 million ($0.78 per common unit) for the quarter ended September 30, 2014.  For the six months ended September 30, 2015 net loss was $57.0 million ($1.47 per common unit) compared to $47.8 million ($1.30 per common unit) for the six months ended September 30, 2014.

Merger Transaction

In June 2015, the Company announced that it and its managing member, Niska Gas Storage Management LLC, had entered into a definitive agreement to be acquired by Brookfield Infrastructure and its institutional partners (“Brookfield”).  Brookfield will acquire all of Niska’s outstanding common units for $4.225 per common unit in cash and will acquire the managing member and the incentive distribution rights in Niska. The Company is currently undergoing regulatory approval processes in relation to this transaction. The closing of the transaction is expected to occur in calendar year 2016.

On July 28, 2015, the Company entered into a definitive agreement whereby Brookfield committed to lend up to $50.0 million to Niska under a credit facility to be used for working capital purposes (the “Brookfield credit facility”).  The Brookfield credit facility is guaranteed by a subsidiary of the Carlyle/Riverstone Funds and is subordinated to the Company’s existing Senior Notes and its exisiting $400.0 million credit agreement.  As of September 30, 2015, Niska had borrowed $20.0 million under this facility.

Liquidity

The Company’s Fixed Charge Coverage Ratio, or FCCR, which is included in its debt agreements and measures Adjusted EBITDA compared to fixed charges (substantially all of which is interest expense), was 0.6 to 1.0 as at September 30, 2015. When the FCCR is below 1.1 to 1.0, the Company is unable to borrow the last 15% of availability under the revolving credit facility.  The absence of the last 15% of availability under the borrowing base associated with the $400.0 million credit agreement reduced amounts available by $39.3 million as at September 30, 2015.  As of November 2, 2015, the Company had available liquidity of $69.4 million, consisting of $39.4 million of availability under its $400.0 million credit agreement and $30.0 million of availability under the Brookfield credit facility.

Distribution

The Company has agreed not to make earnings distributions until the earlier of the date of closing or termination of the merger transaction. Accordingly, no distribution will be paid with respect to the fiscal quarter ended September 30, 2015.

Form 10-Q

A copy of the Company’s current Form 10-Q can be found on Niska’s website, www.niskapartners.com under “Investor Center-SEC Filings.”  Niska unitholders may receive hard copies of these documents free of charge upon request by emailing ir@niskapartners.com or by calling 403-513-8650.

About Niska

Niska is a midstream natural gas services provider with operations focused on owning, operating, developing and acquiring midstream energy assets in the United States and Canada.  The Company is currently the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions.  Niska owns and operates three natural gas storage facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. The Company also contracts for natural gas storage capacity in the U.S. Mid-continent.

Forward Looking Statements

This press release includes “forward-looking statements” - that is, statements related to future, not past, events.  Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words.  These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate.  Among these risks and uncertainties are (1) changes in general economic conditions; (2) our level of exposure to the market value of natural gas storage services which could adversely affect our revenues and cash available to make distributions; (3) competitive conditions in our industry; (4) actions taken by third-party operators, processors and transporters; (5) changes in the availability and cost of capital; (6) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; (7) the effects of existing and future laws and governmental regulations; (8) the effects of future litigation; and (9) other factors and uncertainties that are unknown or unpredictable could also have a materially adverse effect on future results.  For further discussion of risks and uncertainties, you should refer to Niska’s filings with the United States Securities and Exchange Commission.  Actual results and future events could differ materially from those anticipated in such statements.  Niska undertakes no obligation, and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement.

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Non-GAAP Financial Measures

Niska uses and discloses the financial measures “Adjusted EBITDA” and “Cash Available for Distribution” in this press release.  Niska defines Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, loss on extinguishment of debt, foreign exchange gains and losses, inventory impairment write-downs, gains and losses on asset dispositions, non-cash compensation, asset impairments and other income.  Niska defines Cash Available for Distribution as Adjusted EBITDA reduced by interest expense (excluding amortization of deferred financing costs), income taxes paid (or recovered), maintenance capital expenditures and other income.  Niska’s Adjusted EBITDA and Cash Available for Distribution are not presentations made in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Niska’s management utilizes Adjusted EBITDA and Cash Available for Distribution as key performance measures in order to assess:

•                                          the financial performance of Niska’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•                                          the ability of Niska’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•                                          repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•                                          the viability of acquisitions and capital expenditure projects.

The GAAP measure most directly comparable to Adjusted EBITDA and Cash Available for Distribution is net earnings.  For a reconciliation of Adjusted EBITDA to net earnings, please see the schedule provided in the attached pages.

Niska believes that investors benefit from having access to the same financial measures used by Niska’s management.  Further, Niska believes that these measures are useful to investors because they are one of the bases for comparing Niska’s operating performance with that of other companies with similar operations, although Niska’s measures may not be directly comparable to similar measures used by other companies.

Niska Gas Storage Investor Contact:

Sarah Steel –Director, Investor Relations - 403-513-8650

ir@niskapartners.com

NISKA GAS STORAGE PARTNERS LLC

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(in thousands of U.S. dollars, except for per unit amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

REVENUES
Fee-based revenue	$12,652	$15,633	$26,914	$58,387
Optimization, net	4,684	(5,043)	(333)	7,580
	17,336	10,590	26,581	65,967

EXPENSES (INCOME)
Operating	8,626	12,062	16,583	23,015
General and administrative	6,730	6,205	17,960	16,279
Depreciation and amortization	14,805	16,012	25,539	65,978
Interest	12,965	12,735	25,706	25,047
Loss on disposal of assets	240	20	240	6
Foreign exchange losses (gains)	79	(262)	135	(312)
Other income	(6)	(2)	(11)	(3)
	43,439	46,770	86,152	130,010

EARNINGS (LOSS) BEFORE INCOME TAXES	(26,103)	(36,180)	(59,571)	(64,043)

Income tax benefit	(6,494)	(7,348)	(2,555)	(16,240)

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(19,609)	$(28,832)	$(57,016)	$(47,803)

Net earnings (loss) allocated to:

Managing member	$(353)	$(538)	$(1,027)	$(896)
Common unitholders	$(19,256)	$(28,294)	$(55,989)	$(46,907)

Earnings (loss) per unit allocated to common unitholders - basic and diluted	$(0.51)	$(0.78)	$(1.47)	$(1.30)

NISKA GAS STORAGE PARTNERS LLC

SELECTED FINANCIAL DATA AND NON-GAAP RECONCILIATIONS

(in thousands of U.S. dollars, except capacity amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Cash Available for Distribution:

Net earnings (loss)	$(19,609)	$(28,832)	$(57,016)	$(47,803)
Add / (deduct):
Interest expense	12,965	12,735	25,706	25,047
Income tax benefit	(6,494)	(7,348)	(2,555)	(16,240)
Depreciation and amortization	14,805	16,012	25,539	65,978
Non-cash compensation	130	993	713	1,243
Unrealized risk management losses (gains)	381	(999)	10,712	151
Loss on disposal of assets	240	20	240	6
Foreign exchange losses (gains)	79	(262)	135	(312)
Other income	(6)	(2)	(11)	(3)
Write-down of inventory	—	10,500	—	10,500
Adjusted EBITDA	2,491	2,817	3,463	38,567
Less:
Cash interest expense, net	12,007	11,822	23,834	23,222
Income taxes paid	—	288	251	288
Maintenance capital expenditures	655	1,061	810	1,460
Other income	(6)	(2)	(11)	(3)
Cash available for distribution	$(10,165)	$(10,352)	$(21,421)	$13,600

Revenue:
Fee-based revenue:
Long-term contract revenue	$8,928	$14,101	$18,573	$54,584
Short-term contract revenue	3,724	1,532	8,341	3,803
Total	$12,652	$15,633	$26,914	$58,387

Proprietary optimization:
Realized optimization	$5,065	$4,458	$10,379	$18,231
Unrealized risk management (losses) gains	(381)	999	(10,712)	(151)
Write-down of inventory	—	(10,500)	—	(10,500)
Total	$4,684	$(5,043)	$(333)	$7,580

Capital expenditures:
Maintenance	$655	$1,061	$810	$1,460
Expansion	18	55	75	633
Total	$673	$1,116	$885	$2,093

Operating data:
Effective working gas capacity (Bcf)	244.9	250.5	244.9	250.5

Selected Balance Sheet data

	September 30,	March 31,
	2015	2015
	(unaudited)

Cash and cash equivalents	$18,829	$11,699
Obligations under credit facilities	$173,500	$193,500
Total debt excluding short-term credit facilities	$585,262	$585,926
Members’ equity	$126,014	$185,671